EXHIBIT 23.3




     We hereby consent to the incorporation by reference in the Registration Statements on From S-3 (Registration Nos., 333-71 and 333-16239) and Form S-8 (No. 33-49889) of Kaiser Aluminum Corporation, a Delaware corporation (the "Company"), of the references to our name and the advice rendered by our firm that appear in Note 9 of the Notes to the Consolidated Financial Statements for the year ended December 31, 1997, included in the Company's Annual Report on Form 10-K for the year ended 1997.



                         THELEN, MARRIN, JOHNSON & BRIDGES LLP




March 23, 1998